Exhibit 16.1

January 18, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read VectoIQ Acquisition Corp. II’s statements included under Item 4.01(a) of its Form 8-K filed on January 18, 2022 and we agree with such statements concerning our firm.

/s/ RSM US LLP

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